EXHIBIT 10.26(e)

FOURTH AMENDMENT TO LEASE

(Park Lane Mall, Reno, NV)

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 8th day of August, 2017 (the “Effective Date”) by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”), and CENTURY THEATRES, INC., a California corporation (“Tenant”), successor-in-interest to Century Theatres, Inc., a Delaware corporation (“Original Tenant”).

R E C I T A L S:

A.    Landlord and Original Tenant entered into that certain lease agreement dated as of August 1, 1997 (as amended by that certain First Amendment to Lease dated  April 15, 2005 and that certain Second Amendment to Lease dated September 29, 2005) and Landlord and Tenant entered into that certain Third Amendment to Lease dated August 7, 2006 (collectively, the “Lease”), for certain premises located in Reno, Nevada;

B.    The Initial Term of the Lease is scheduled to expire on August 31, 2018;

C.    Tenant wishes to extend the Term of the Lease and remodel the Premises in conjunction with the anticipated reconstruction of the center formerly known as the Park Lane Mall;

D.    Landlord agrees to forgo a portion of the Annual Fixed Rent during the next two Renewal Terms in order to subsidize Tenant’s remodeling work; and

E.    Landlord and Tenant now desire to further amend the Lease, upon the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby modified and amended, and Landlord and Tenant hereby agree, as follows:

1.    Recitals Incorporated; Certain Defined Terms.  The Recitals set forth above are incorporated into this Amendment and shall be deemed terms and provisions hereof, as if fully set forth in this Paragraph 1.  Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.

2.    Renewal Terms.  Although Section 3 of the Third Amendment to Lease provides Tenant with four five-year Renewal Terms and one four-year Renewal Term, the options for each of which Tenant may exercise individually, Tenant hereby elects to exercise its option to extend the Lease by ten (10) years.  Accordingly, the Term of the Lease shall not expire on August 31, 2018 but shall now incorporate the first two Renewal Terms and shall be extended to August 31, 2028.

3.    Rent.  Commencing on September 1, 2018 and continuing through August 31, 2028, and subject to Tenant’s compliance with Section 5 below, Tenant’s obligation to pay Annual Fixed Rent shall be suspended and Tenant shall instead pay monthly and in the same manner as Annual Fixed Rent an amount equal to $133,255.33 (the “Modified Annual Fixed Rent”).  Tenant’s right to pay Modified Annual Fixed Rent shall expire on August 31, 2028 and thereafter Tenant shall resume paying Annual Fixed Rent (to the extent Tenant elects to exercise the third and any subsequent Renewal Terms).  (For the avoidance of doubt, Annual Fixed Rent shall incorporate all scheduled increases thereto, including those scheduled during the suspension of Annual Fixed Rent.)  In addition to Rent, Tenant shall pay all other charges due under the Lease.

4.    Landlord’s Recapture Right.  The first grammatical paragraph in Section 4 of the Third Amendment to Lease is hereby deleted and replaced with the following:

“Tenant shall satisfy the Operating Condition throughout the Term of the Lease. If, at any time during the Term of the Lease, Tenant fails to satisfy the Operating Condition (defined below), for reasons other than Excused Closure (defined below) or Force Majeure, then upon written notice from Landlord to Tenant and Tenant’s failure to comply with the Operating Condition within seven (7) days thereof, Landlord shall have the right, in addition to any other remedies available to it, to terminate the Lease and recapture the Leased Premises, without payment to Tenant, effective ten (10) days after Landlord’s notice thereof to Tenant.”

5.    Tenant’s Remodel.  Subject to Force Majeure, prior to September 1, 2018 (the “Remodel Deadline”), Tenant shall commence and complete a remodel of Tenant’s Building.  For the purposes hereof, “Remodel” shall include the installation of a new roof, new heating, ventilation and air conditioning units, new luxury recliners in all auditoriums, and other interior and exterior improvements. Tenant shall invest no less than $1,200,000 in the Remodel (the “Minimum Investment”). If, by the Remodel Deadline, Tenant has not made the Minimum Investment as certified by a financial officer of Tenant, then Tenant shall continue paying Annual Fixed Rent until Tenant has made the Minimum Investment as certified by a financial officer of Tenant, after which time Tenant shall have the right to pay Modified Annual Fixed Rent as provided in Section 3 above.

6.    Effect and Effectiveness of Amendment.  This Amendment modifies and amends the Lease, and the terms and provisions hereof shall supersede and govern over any contrary or inconsistent terms and provisions set forth in the Lease.  The Lease, as previously amended and as hereby further amended and modified, remains in full force and effect and is hereby ratified and confirmed.

[Signatures appear on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date herein above provided.

Landlord:

SYUFY ENTERPRISES, L.P.,

a California limited partnership

By:	Syufy Properties, Inc., a California corporation
Its:	General Partner

By:	/s/ William Vierra
Name:	William Vierra
Its:	Senior Vice President

Tenant:

CENTURY THEATRES, INC.,

a California corporation

By:	/s/ Thomas J. Owens
Name:	Thomas J. Owens
Title:	Executive Vice President- Real Estate

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